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                                                                    Exhibit 16-A
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     TRISTAR BINGHAMTON GENERAL CORPORATION

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       TRISTAR BINGHAMTON GENERAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

       DOES HEREBY CERTIFY:

       FIRST: That the Board of Directors of said Corporation, by unanimous written consent dated August 4, 1998, adopted resolutions proposing and declaring advisable an amendment to part FIRST of the Certificate of Incorporation of said Corporation as follows:

              RESOLVED, that the Board of Directors of this Corporation hereby declares it advisable that the Certificate of Incorporation of this Corporation be amended to change the name of the Corporation to Columbia Electric Binghamton General Corporation, the amendment to be effective by deleting part FIRST of said Certificate of Incorporation and inserting in lieu thereof the following:

              FIRST: The name of the Corporation is Columbia Electric Binghamton General Corporation.

              RESOLVED, that the foregoing amendment is advisable and its adoption is in the best interests of the Corporation and its stockholders and, to effectuate the foregoing, it is hereby directed that the foregoing amendment be considered at the next annual meeting of the stockholders unless earlier approved by written consent in accordance with Section 228 of the Delaware General Corporation Law; and

              RESOLVED, that at any time prior to the filing of the foregoing amendment to the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding authorization of such amendment by the stockholders of the Corporation, the Board of Directors of the Corporation may abandon such amendment without further action by the stockholders of the Corporation; and

              RESOLVED, that after approval of such amendment by the stockholders of the Corporation, the officers of the Corporation be, and they hereby are, authorized and directed to execute, acknowledge and file with the Secretary of State of the State of Delaware a Certificate of Amendment to evidence the foregoing amendment to the Corporation's Certificate of Incorporation; and

              RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed from time to time to execute any and all documents and to take such other actions as are necessary or appropriate to carry into effect the purposes of the foregoing resolutions.

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                                                                    Exhibit 16-A
                                                                     Page 2 of 2

       SECOND: That in lieu of a meeting and vote of the stockholders, Columbia Electric Corporation, being the holder of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, approved said amendment by written Consent dated as of August 4, 1998 in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

       THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware by the written consent of the sole stockholder of the Corporation.

       IN WITNESS WHEREOF, TriStar Binghamton General Corporation has caused this Certificate to be signed by Mr. Michael J. Gluckman, its President and Chief Executive Officer, and attested by Mr. Fredric R. Gumbinner, its Assistant Secretary, this 4th day of August, 1998.

                                       By: _____________________________________
                                           President and Chief Executive Officer

ATTEST:_________________________
         Assistant Secretary